Exhibit 15.1


             The following broker-dealers have entered into Distribution Agreements with Registrant pursuant to the Registrant's Distribution Plan under Rule 12b-1. A copy of the form of Distribution Agreement is included in Exhibit 15 and is incorporated by reference pursuant to Rule 411 under the Securities Act of 1933.

        Birkelbach Investment
        McDonald & Company
        Roney & Company
        Vestor Capital Management
        Charleston Securities
        Fourth Street Financial
        Chicago Corporation
        Thomas White & Company
        American Capital
        William Blair & Company
        Tucker Anthony
        Pittsburgh Financial
        Judge & Associates
        IFS Investors Securities
        MW Management Company
        Advisory Financial
        Rochdale Securities
        CJ Lawrence
        Shearson Lehman
        Edward D. Jones
        Linsco Private Ledger